Exhibit 99.1

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 1 of 9

Ballantyne Strong Reports Second Quarter 2020 Operating Results

Charlotte, NC – August 12, 2020 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”) today announced financial results for the second quarter ended June 30, 2020.

Financial and Operational Highlights

●	Consolidated operating results compared to prior year periods were encouraging despite COVID-19 revenue impact

o	Operating loss improved 9% during the second quarter of 2020 compared to the prior year period largely due to growth in digital signage profitability combined with aggressive cost reduction
o	Net loss increased 9% while Adjusted EBITDA improved 36% during the second quarter of 2020 compared to the prior year period
o	Cash from operating activities for the first half of 2020 improved to positive $2.6 million from negative $2.2 million the same period in the prior year as a result of working capital initiatives

●	Digital Signage as a Service (“DSaaS”) drove recurring revenue growth at Convergent

o	Segment gross margins increased to 43.9% from 30.8%, operating income improved by 84%, net income increased to $0.4 million and Adjusted EBITDA grew 51% to $1.2 million during the second quarter of 2020 as compared to the second quarter of 2019

●	Strong Outdoor’s operating loss improved by $0.9 million and net loss decreased $1.1 million while Adjusted EBITDA improved by $0.9 million during the second quarter of 2020 over the prior year period on cost reduction initiatives

●	Launched BrightNight drive-in movie initiative and SafeStore Screen Control

●	Completed sale of substantially all of Strong Outdoor’s remaining assets in early August 2020

o	Investment in Firefly increased to $13 million; approximately $5 million non-cash gain expected in the third quarter of 2020

“Our Convergent business had a solid quarter, with strong margins, increased profitability and cash flow that helped carry us through what we hope was the height of the pandemic,” commented Mark Roberson, Chief Executive Officer. “The strength at Convergent, combined with our aggressive expense reduction and working capital initiatives, offset the impact of COVID-19 on our Strong Entertainment and Strong Outdoor businesses.”

“We expect our Strong Entertainment business revenues to improve in the second half of 2020 as our customers continue to ramp up their reopening plans. During the pandemic, we have been supporting our customers through our BrightNight temporary drive-in theater program, and demand for overall screen and services began to increase in July and early August.”

“Following the close of the quarter, we completed a strategic transaction for the sale of Strong Outdoor, which we believe will improve future cash flow and also allow us to participate along with other venture investors in the upside potential of the Firefly business. As a result of the transaction, we expect to recognize an approximate $5 million non-cash gain in the third quarter. We now hold a $13 million investment stake in Firefly and are one of their largest shareholders behind Google Ventures and NFX.”

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 2 of 9

Second Quarter 2020 Financial Review

●	Revenue for the second quarter of 2020 decreased 54.8% to $6.4 million from $14.3 million in the second quarter of 2019. The decrease in consolidated net revenue was primarily due to the impact of COVID-19 on our Strong Entertainment and Strong Outdoor businesses. At Convergent, robust growth in services revenue was offset by the effect of large non-recurring installation projects in the prior year period.

●	Gross profit also decreased 54.8% to $1.5 million for the second quarter of 2020, while gross profit margin of 22.7% was consistent with the second quarter of 2019, due to a combination of the margin expansion at Convergent related to the growth in the DSaaS service business and cost reduction actions taken to mitigate the impact of COVID-19.

●	Consolidated operating loss improved to $2.1 million in the second quarter of 2020 from $2.3 million in the second quarter of 2019. Consolidated operating loss improved due to a combination of margin expansion at Convergent related to the growth in the DSaaS service business and cost reduction actions taken to mitigate the impact of COVID-19.

●	Net loss was $3.7 million ($0.25 per share) for the second quarter of 2020 as compared to $3.4 million ($0.24 per share) in the prior year period. The improved operating results combined with lower income tax expense and fair value adjustments on our notes receivable were offset by higher foreign currency losses and increased equity method investment losses.

●	Adjusted EBITDA, a non-GAAP measure, improved 36.4% to negative $0.7 million for the second quarter of 2020 compared to negative $1.2 million in the prior year period.

Conference Call

A conference call to discuss the 2020 second-quarter financial results will be held on Wednesday, August 12, 2020 at 5:00 p.m. Eastern Time. Investors and analysts are invited to access the conference call by dialing 877-407-3982 (domestic) or 201-493-6780 (international) and providing the operator with conference ID number: 13707955. Please dial in at least five minutes before the start of the call to register. A replay will be available approximately three hours after the conclusion of the conference call until Saturday, September 12, 2020 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 13707955.

The Company’s financial results and an accompanying slide presentation will also be available on the Investor Relations page of the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 3 of 9

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about August 12, 2020, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong (www.ballantynestrong.com) and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the entertainment, retail and advertising markets.

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 4 of 9

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition, the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s access to capital, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, challenges associated with the Company’s long sales cycles, the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and recession and market volatility generated by the ongoing COVID-19 pandemic), economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the impact of the COVID-19 pandemic on the companies in which the Company holds investments, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic), the adequacy of insurance, the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Ballantyne Strong, Inc.

Mark Roberson

Chief Executive Officer

IR@btn-inc.com

704-994-8279

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,470	$4,951
Restricted cash	352	351
Accounts receivable (net of allowance for doubtful accounts of $1,084 and $1,291, respectively)	7,248	12,898
Inventories, net	3,010	2,879
Recoverable income taxes	267	190
Other current assets	3,243	1,754
Total current assets	20,590	23,023
Property, plant and equipment (net of accumulated depreciation of $11,089 and $10,238, respectively)	9,956	10,560
Operating lease right-of-use assets	5,206	5,581
Finance lease right-of-use assets	2,138	2,563
Investments	13,249	13,311
Intangible assets, net	1,329	1,534
Goodwill	876	919
Other assets	99	142
Total assets	$53,443	$57,633

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,470	$3,273
Accrued expenses	3,602	4,416
Short-term debt	3,888	3,080
Current portion of long-term debt	853	998
Current portion of operating lease obligations	951	971
Current portion of finance lease obligations	1,732	1,586
Deferred revenue and customer deposits	2,820	2,981
Total current liabilities	18,316	17,305
Long-term debt, net of current portion and debt issuance costs	2,832	3,019
Operating lease obligations, net of current portion	4,414	4,809
Finance lease obligations, net of current portion	3,387	3,988
Deferred revenue and customer deposits, net of current portion	27	38
Deferred income taxes	2,933	2,649
Other long-term liabilities	110	116
Total liabilities	32,019	31,924
Commitments, contingencies and concentrations
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,552 and 17,410 shares at June 30, 2020 and December 31, 2019, respectively; outstanding 14,758 and 14,616 shares at June 30, 2020 and December 31, 2019, respectively	176	174
Additional paid-in capital	43,072	42,589
Retained earnings	1,826	6,001
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(5,064)	(4,469)
Total stockholders’ equity	21,424	25,709
Total liabilities and stockholders’ equity	$53,443	$57,633

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net product sales	$2,232	$6,082	$8,635	$11,648
Net service revenues	4,214	8,187	11,385	16,927
Total net revenues	6,446	14,269	20,020	28,575
Cost of products sold	1,864	3,747	6,569	9,781
Cost of services	3,119	7,288	7,737	12,915
Total cost of revenues	4,983	11,035	14,306	22,696
Gross profit	1,463	3,234	5,714	5,879
Selling and administrative expenses:
Selling	614	1,222	1,958	2,450
Administrative	2,956	4,297	7,786	8,226
Total selling and administrative expenses	3,570	5,519	9,744	10,676
Loss on disposal of assets	-	(38)	-	(102)
Loss from operations	(2,107)	(2,323)	(4,030)	(4,899)
Other (expense) income:
Interest expense	(268)	(186)	(540)	(305)
Fair value adjustment to notes receivable	-	(797)	-	(1,307)
Foreign currency transaction (loss) gain	(303)	(77)	185	(220)
Other income, net	535	418	825	453
Total other (expense) income	(36)	(642)	470	(1,379)
Loss before income taxes and equity method investment loss	(2,143)	(2,965)	(3,560)	(6,278)
Income tax expense	(96)	(423)	(496)	(564)
Equity method investment loss	(1,489)	(30)	(120)	(727)
Net loss	$(3,728)	$(3,418)	$(4,176)	$(7,569)

Basic loss per share	$(0.25)	$(0.24)	$(0.28)	$(0.52)
Diluted loss per share	$(0.25)	$(0.24)	$(0.28)	$(0.52)

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 7 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,176)	$(7,569)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for (recovery of) doubtful accounts	699	(404)
Provision for obsolete inventory	37	96
Provision for warranty	39	25
Depreciation and amortization	1,969	1,644
Amortization and accretion of operating leases	616	1,132
Fair value adjustment to notes receivable	-	1,307
Equity method investment loss	120	727
Loss on disposal of assets	-	102
Gain on Firefly transaction	(702)	(220)
Deferred income taxes	72	(198)
Stock-based compensation expense	485	464
Changes in operating assets and liabilities:
Accounts receivable	4,789	2,691
Inventories	(254)	(19)
Current income taxes	(83)	(144)
Other assets	(376)	120
Accounts payable and accrued expenses	234	(316)
Deferred revenue and customer deposits	(260)	(438)
Operating lease obligations	(657)	(1,234)
Net cash provided by (used in) operating activities	2,552	(2,234)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	$-	$86
Capital expenditures	(572)	(1,136)
Net cash used in investing activities	(572)	(1,050)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	237
Principal payments on short-term debt	(299)	(200)
Principal payments on long-term debt	(330)	(491)
Proceeds from borrowing under credit facility	3,411	-
Repayments of borrowings under credit facility	(2,562)	-
Proceeds from Paycheck Protection Program Loan	3,174	-
Repayment of Paycheck Protection Program Loan	(3,174)	-
Payments on capital lease obligations	(776)	(137)
Net cash used in financing activities	(556)	(591)
Effect of exchange rate changes on cash and cash equivalents	96	46
Net increase (decrease) in cash and cash equivalents and restricted cash	1,520	(3,829)
Cash and cash equivalents and restricted cash at beginning of period	5,302	7,048
Cash and cash equivalents and restricted cash at end of period	$6,822	$3,219

Components of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$6,470	$2,869
Restricted cash	352	350
Total cash and cash equivalents and restricted cash	$6,822	$3,219

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 8 of 9

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Strong Entertainment
Revenue	$2,467	$7,879	$9,781	$15,479
Gross profit	47	2,537	1,880	4,953
Operating (loss) income	(478)	1,256	(814)	2,415
Adjusted EBITDA	(168)	1,450	(272)	2,925

Convergent
Revenue	$3,647	$5,135	$8,609	$10,670
Gross profit	1,601	1,584	3,585	3,153
Operating income	591	321	1,448	1,073
Adjusted EBITDA	1,201	794	2,661	1,971

Strong Outdoor
Revenue	$242	$1,135	$1,439	$2,229
Gross (loss) profit	(275)	(1,007)	58	(2,424)
Operating loss	(680)	(1,593)	(1,056)	(3,605)
Adjusted EBITDA	(492)	(1,360)	(758)	(3,264)

Corporate and Other
Revenue	$90	$120	$191	$197
Gross profit	90	120	191	197
Operating loss	(1,540)	(2,307)	(3,608)	(4,782)
Adjusted EBITDA	(1,273)	(2,035)	(3,019)	(4,211)

Consolidated
Revenue	$6,446	$14,269	$20,020	$28,575
Gross profit	1,463	3,234	5,714	5,879
Operating loss	(2,107)	(2,323)	(4,030)	(4,899)
Adjusted EBITDA	(732)	(1,151)	(1,388)	(2,579)

Ballantyne Strong, Inc. – Fiscal Year 2020 Second Quarter 2020 Results	Page 9 of 9

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2020					2019
	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net (loss) income	$(865)	402	$(336)	(2,929)	$(3,728)	$202	120	$(1,410)	(2,330)	$(3,418)
Interest expense, net	34	139	88	7	268	35	111	38	2	186
Income tax expense (benefit)	78	56	-	(38)	96	288	101	-	34	423
Depreciation and amortization	231	589	110	48	978	220	472	100	55	847
EBITDA	(522)	1,186	(138)	(2,912)	(2,386)	745	804	(1,272)	(2,239)	(1,962)
Stock-based compensation expense	-	-	-	212	212	-	-	-	221	221
Fair value adjustment to notes receivable	-	-	-	-	-	797	-	-	-	797
Equity method investment loss (income)	69	-	-	1,420	1,489	47	-	-	(17)	30
Loss on disposal of assets and impairment charges	-	-	-	-	-	-	-	38	-	38
Foreign currency transaction loss (gain)	304	(1)	-	-	303	87	(10)	-	-	77
Gain on Firefly transaction, net of transaction costs	-	-	(356)	-	(356)	-	-	(126)	-	(126)
Gain on property and casualty insurance recoveries	(97)	-	-	-	(97)	(226)	-	-	-	(226)
Severance and other	78	16	2	7	103	-	-	-	-	-
Adjusted EBITDA	$(168)	$1,201	$(492)	$(1,273)	$(732)	$1,450	$794	$(1,360)	$(2,035)	$(1,151)

	Six Months Ended June 30,
	2020					2019
	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$(1,022)	1,018	$(537)	(3,635)	$(4,176)	$(145)	699	$(3,444)	(4,679)	$(7,569)
Interest expense, net	66	283	183	8	540	72	202	59	(28)	305
Income tax expense	365	114	-	17	496	310	169	-	85	564
Depreciation and amortization	462	1,191	220	96	1,969	440	896	200	108	1,644
EBITDA	(129)	2,606	(134)	(3,514)	(1,171)	677	1,966	(3,185)	(4,514)	(5,056)
Stock-based compensation expense	-	-	-	485	485	-	-	-	464	464
Fair value adjustment to notes receivable	-	-	-	-	-	1,307	-	-	-	1,307
Equity method investment loss (income)	117	-	-	3	120	888	-	-	(161)	727
Loss on disposal of assets and impairment charges	-	-	-	-	-	63	1	38	-	102
Foreign currency transaction (gain) loss	(224)	39	-	-	(185)	216	4	-	-	220
Gain on Firefly transaction, net of transaction costs	-	-	(626)	-	(626)	-	-	(117)	-	(117)
Gain on property and casualty insurance recoveries	(114)	-	-	-	(114)	(226)	-	-	-	(226)
Severance and other	78	16	2	7	103	-	-	-	-	-
Adjusted EBITDA	$(272)	$2,661	$(758)	$(3,019)	$(1,388)	$2,925	$1,971	$(3,264)	$(4,211)	$(2,579)